UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 13, 2006

Coastal Banking Company, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-28333	57-1076099
(Commission File Number)	(IRS Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina	29902
(Address of principal executive offices)	(Zip Code)

(843) 522-1228
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 13, 2006, Coastal Banking Company, Inc. (“Coastal”) announced the execution of an Agreement and Plan of Merger dated July 13, 2006 (the “Agreement”) by its subsidiary bank, First National Bank of Nassau County (“First National”) to acquire the Meigs, Georgia office of Cairo Banking Company, a Georgia state bank (“Cairo”), from Ameris Bancorp (“Ameris”). A copy of the Agreement is attached as Exhibit 2.1, and the press release issued by Coastal announcing the signing of the Agreement is attached as Exhibit 99.1.

Under the terms of the Agreement, which has been approved by the boards of directors of First National and Cairo, First National will pay Ameris $5,000,000 in cash upon the merger of Cairo with and into First National. Prior to the consummation of the merger, Cairo will transfer its offices other than the Meigs office to American Banking Company, Ameris’s lead subsidiary bank. Under the terms of the Agreement, Cairo is required to maintain at least $4,000,000 in equity capital at closing. The acquisition of Cairo will allow Coastal to establish full service banking operations in Georgia. After consummation of the merger and subject to regulatory approval, First National intends to establish a branch office in Savannah, Georgia, the site of its loan production office.

Consummation of the transactions contemplated by the Agreement is subject to approval by applicable regulatory authorities. Management anticipates that the merger will be effected during the fourth quarter of 2006.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1 -	Agreement and Plan of Merger among First National, Ameris and Cairo, dated July 13, 2006.

Exhibit 99.1 -	Press release, dated July 13, 2006, announcing execution of Agreement and Plan of Merger.

The information furnished in the attached press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

DATE: July 13, 2006	By:	/s/ Michael G. Sanchez
Michael G. Sanchez
President

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Merger among First National, Ameris and Cairo, dated July 13, 2006.

99.1	Press release, dated July 13, 2006, announcing execution of Agreement and Plan of Merger.